Exhibit 10.15

EXECUTION COPY

MASTER AGREEMENT

This Master Agreement (the “Master Agreement”) is made effective this 25th day of September, 2006 (the “Effective Date”) by and among Cargill, Incorporated, a Delaware corporation (“Cargill, Incorporated”), Cargill Commodity Services, Inc., a Delaware corporation (“CCSI”) (Cargill, Incorporated and CCSI are referred to collectively as “Cargill”), and Buffalo Lake Energy, LLC, a Delaware limited liability company (“Producer”), collectively referred to hereinafter as “Parties” or individually as a “Party.”

RECITALS

1. Producer intends to construct, own and operate a commercial ethanol facility at Fairmont, Minnesota, that will produce denatured fuel-grade ethanol (“Ethanol Facility”), which Ethanol Facility is anticipated to produce approximately 115 million gallons per year of denatured fuel grade ethanol.

2. Producer and Cargill have executed that certain Grain Facility Lease under which Producer will lease from Cargill the Grain Facility for the purpose of receiving, storing and handling Corn (as defined in the Corn Supply Agreement).

3. Producer desires and intends to procure certain goods and services from Cargill in connection with its ownership and operation of the Ethanol Facility.

4. Cargill agrees to provide Producer with such goods and services, in accordance with the terms and conditions of this Master Agreement and certain Goods and Services Agreements.

5. In consideration of the foregoing, the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

AGREEMENT

1. Ancillary Agreements.

(a) The Parties have entered into or will enter into the following ancillary agreements (the “Goods and Services Agreements”):

(A)	Ethanol Marketing Agreement (the “Ethanol Agreement”);
(B)	Corn Supply Agreement (the “Corn Supply Agreement”);
(C)	Corn Futures Advisory Agreement (the “Corn Advisory Agreement”);
(D)	Distillers Grains Marketing Agreement (the “DG Agreement”);
(E)	NAESB Base Agreement for the Purchase and Supply of Natural Gas (the “NAESB Agreement”);

(F)	Gas Supply Representation and Management Agreement (the “Gas Supply Agreement”); and
(G)	Risk Management Advisory Agreement (the “Risk Advisory Agreement”).

(b) Confidentiality Agreement. The Parties have also entered into that certain Confidentiality Agreement, in substantially the form of Exhibit A, of even date herewith.

(c) Exclusivity. Goods and services to be provided under the Goods and Services Agreements shall be referred to hereinafter as “Goods” or “Services.” The Parties agree that Cargill shall have the exclusive right to provide Goods and Services at the Ethanol Facility, including any expansion or increase in capacity at the Ethanol Facility, subject to the terms and conditions of the Goods and Services Agreements. The Parties further acknowledge and agree that CCSI is the sole and exclusive service provider under the Corn Advisory Agreement and the Risk Advisory Agreement.

(d) Additional Ethanol Facilities. The Parties agree that Cargill will have a right of first negotiation (but not the obligation) to provide the aggregate commercial arrangements similar to the Goods and Services provided in connection with the Ethanol Facility to any subsequently constructed ethanol plant owned or operated by Producer or any Affiliate of Producer.

(e) Term of Master Agreement. This Master Agreement shall become effective on the date hereof and shall remain in effect for so long as any of the Goods and Services Agreements remains in effect.

2. Termination.

Cargill may terminate this Master Agreement, together with all (but not less than all) the Goods and Services Agreements, if Producer fails to cause the Provisional Acceptance date, as defined in the EPC Contract, to occur on or before December 31, 2009. If an Event of Default occurs under any Principal Document, then the non-defaulting Party may, upon written notice to the defaulting Party, terminate only such Principal Document under which such Event of Default occurred. Termination under any Goods and Services Agreement other than a Principal Document shall be governed by the terms and conditions set forth in the applicable Goods and Services Agreement.

3. Force Majeure.

(a) Each Party shall be excused from a failure to perform or a delay in performance under each of the Goods and Services Agreements (other than its payment obligations for Goods or Services previously delivered) to the extent caused by events beyond its reasonable control including, but not limited to, acts of God, war, riots, insurrections, laws, proclamations, regulations, strikes of a regional or national nature, acts of terrorism, sabotage, floods, fires, explosions, acts of any government body, and other events beyond the reasonable control and without the fault of such Party (“Force Majeure”).

(b) The Party claiming Force Majeure shall use its commercially reasonable efforts to remove the cause of its inability to perform or its delay in performance. The Party claiming Force Majeure shall give prompt written notice to the other Party of such event, specifying its nature and anticipated duration. The inability of a Party to perform its obligations under this Master Agreement or the Goods and Services Agreements shall be deemed to have been subject to an event of Force Majeure to the extent that Party’s ability to so perform has been directly inhibited or precluded because an event of Force Majeure had inhibited or precluded any other Party from performing any material action on which the performance of such Party’s obligations was dependent.

(c) If a Force Majeure event prevents any Party from performing under a Principal Document for three hundred sixty-five (365) consecutive calendar days, the non-claiming Party shall have the right to terminate such Principal Document upon thirty (30) calendar days’ written notice to the Party claiming Force Majeure. Producer will maintain business interruption insurance in accordance with Section 9.

(d) If an event of Force Majeure prevents any Party from performing under any of the Goods and Services Agreements other than the Principal Documents for one hundred eighty (180) consecutive calendar days, the non-claiming Party shall have the right to terminate such Goods and Services Agreement (other than the Principal Documents) upon thirty (30) calendar days’ written notice to the Party claiming Force Majeure.

4. No Default if Failure to Perform Results from Other Party’s Default.

(a) Notwithstanding anything to the contrary in any of the Goods and Services Agreements, Producer shall not be in default under this Master Agreement or any of the Goods and Services Agreements to the extent that a breach by Cargill of any term or covenant contained in this Master Agreement, any of the Goods and Services Agreements, the Grain Facility Lease, the Access Agreement, Rail Exchange Agreement or Pre-Commercial Corn Agreement is the proximate cause of its failure to perform under this Master Agreement or any of the Goods and Services Agreement.

(b) Notwithstanding anything to the contrary in any of the Goods and Services Agreements, Cargill shall not be in default under this Master Agreement or any of the Goods and Services Agreements to the extent that a breach by Producer of any term or covenant contained in this Master Agreement, any of the Goods and Services Agreements, the Grain Facility Lease, the Access Agreement, Rail Exchange Agreement or Pre-Commercial Corn Agreement is the proximate cause of its failure to perform under this Master Agreement or any of the Goods and Services Agreement.

5. Setoff Rights; Aggregate Exposure of Cargill.

(a) Ordinary Course. Each Party is hereby irrevocably authorized at any time and from time to time without advance notice (so long as written notice is provided to the other party reasonably promptly thereafter) to set off and apply any and all amounts due and owing for the physical delivery or sale of goods from such Party to the other Party under any and all of the Goods and Services Agreements and the Related Goods and Services Agreements against any amounts due and owing for the physical delivery or sale of goods from such Party to the other Party or the Related Producer Entity, provided, however, no such set off rights shall be exercised unless the amounts due and owing are capable of being objectively determined and not subject to good faith dispute. In the event a Party disputes in good faith whether an amount is due and owing to the other Party, the other Party may set off against such amount only if the amount in dispute is placed into a mutually agreeable escrow account pending resolution of such dispute in accordance with Section 6. Any invoices presented by one Party to the other Party under any

Goods and Services Agreement or the Related Goods and Services Agreement for which such set off is being made shall clearly identify the amount of the set off.

(b) Setoff in Producer Default Situation. Cargill is hereby irrevocably authorized at any time and from time to time during which a Producer default or Event of Default has occurred under any of the Goods and Services Agreements and has not been cured by Producer within five (5) Business Days of receipt of notice from Cargill of such Producer Event of Default, to set off and apply any and all amounts owing from Cargill to Producer under any of the Goods and Services Agreements or the Related Goods and Services Agreements, against the Aggregate Exposure of Cargill. Promptly upon any such set-off, Cargill will provide written notice to Producer setting forth the amount, source and application of such set-off. The rights of Cargill under this Section are in addition to other rights and remedies that Cargill has under this Agreement and applicable law. In the event a Party disputes in good faith whether an amount is due and owing to the other Party, the other Party may set off against such amount only if the amount in dispute is placed into a mutually agreeable escrow account pending resolution of such dispute in accordance with Section 6.

(c) Setoff in Cargill Default Situation. Producer is hereby irrevocably authorized at any time and from time to time during which a Cargill default or Event of Default has occurred under any of the Goods and Services Agreements and has not been cured by Cargill within five (5) Business Days of receipt of notice from Producer of such Cargill Event of Default, to set off and apply any and all amounts owing from Producer to Cargill under any of the Goods and Services Agreements or the Related Goods and Services Agreements, against all amounts due and owing by Cargill to Producer and the Related Producer Entity. Promptly upon any such set-off, Producer will provide written notice to Cargill setting forth the amount, source and application of such set-off. The rights of Producer under this Section are in addition to other rights and remedies that Producer has under this Agreement and applicable law. In the event a Party disputes in good faith whether an amount is due and owing to the other Party, the other Party may set off against such amount only if the amount in dispute is placed into a mutually agreeable escrow account pending resolution of such dispute in accordance with Section 6.

(d) Aggregate Exposure of Cargill. It is the Parties’ intent that at no time during the term of this Master Agreement will the Aggregate Exposure of Cargill exceed the amount owed by Cargill to Producer. However, if the Aggregate Exposure of Cargill should at any time exceed the amount owed by Cargill to Producer, then Cargill shall be entitled, in its sole discretion, to (i) withhold payments to Producer in an amount equal to the difference between the Aggregate Exposure of Cargill and the amount owed by Cargill to Producer; and/or (ii) unwind hedge positions, if any, consistent with the terms of the Risk Advisory Agreement and/or the Corn Advisory Agreement in an amount equal to the difference between the Aggregate Exposure of Cargill and the amount owed by Cargill to Producer.

6. Dispute Resolution.

In the event a dispute arises under this Master Agreement, any Goods and Services Agreement or the Confidentiality Agreement that cannot be resolved by those with direct responsibility for the matter in dispute, such dispute shall be resolved by way of the following process:

(a) Senior management from Producer and from Cargill shall meet to discuss the basis for the dispute and shall use their best efforts to reach a reasonable resolution to the dispute.

(b) If negotiations pursuant to Section 6(a) are unsuccessful, unless otherwise specified in the Goods and Services Agreement applicable to the dispute, the matter will promptly be submitted by either Party to arbitration in accordance with the Commercial Arbitration Rules, then in effect, of the American Arbitration Association (“AAA”), except to the extent modified herein. The arbitration shall be held in the State of New York, unless otherwise agreed by the Parties. Judgment on the award rendered may be entered in any court having jurisdiction thereof.

(c) Cargill and Producer shall, within thirty (30) days of receipt of notice that the matter has been referred to arbitration, appoint one arbitrator each and, within thirty (30) days of the appointment of the last of such two arbitrators the two arbitrators shall appoint a third arbitrator. If either Party or the two arbitrators fail to timely appoint an arbitrator, AAA shall appoint the said arbitrator.

(d) The Parties shall bear their respective costs incurred in connection with the procedures described in this Section 6.

(e) Notwithstanding any other provision of this Master Agreement, each Party shall be entitled to access the courts to obtain appropriate injunctive relief to preserve their rights during the pendency of the resolution process of paragraphs (a) through (d) of this Section, to preserve the status quo, or to prevent irreparable harm.

(f) All negotiations and written statements conducted or made pursuant to this Section 6 are confidential and shall be treated as compromise and settlement negotiations for purposes of Federal and State Rules of Evidence. If the Parties reach agreement pertaining to any dispute pursuant to the procedures set forth in this Section 6, such agreement will be reduced to writing, signed by authorized representatives of each Party, and will be final and binding upon the Parties.

7. Controlling Agreement.

To the extent any provision of this Master Agreement conflicts with a provision of any Goods and Services Agreement or the Confidentiality Agreement, the provision of the Goods and Services Agreement or the Confidentiality Agreement will control.

8. Indemnification; Limitation of Liability.

(a) Producer agrees to indemnify, defend and hold harmless Cargill, its Affiliates and their respective officers, directors, employees, agents, shareholders and representatives, from and against any and all Damages to the extent arising out of (i) any fraud, negligence or willful misconduct of Producer or any of its officers, directors, employees, agents, representatives and contractors, or (ii) any breach of this Master Agreement or any of the Goods and Services Agreements by Producer. Cargill shall promptly notify Producer of any suit, proceeding, action or claim for which Producer may have liability pursuant to this Section 8(a).

(b) Cargill, Incorporated agrees to indemnify, defend and hold harmless Producer, its Affiliates and their respective officers, directors, employees, agents, shareholders and representatives from and against any and all Damages to the extent arising out of (i) any fraud, negligence or willful misconduct of Cargill, Incorporated or any of its officers, directors, employees, agents, representatives and contractors; or (ii) any breach of this Master Agreement or any of the Goods and Services Agreements by Cargill, Incorporated. CCSI agrees to indemnify, defend and hold harmless Producer, its Affiliates and their respective officers, directors, employees, agents, shareholders and representatives from and against any and all Damages to the extent arising out of (i) any fraud, negligence or willful misconduct of CCSI or any of its officers, directors, employees, agents, representatives and contractors; or (ii) any breach of this Master Agreement or any of the Goods and Services Agreements by CCSI. Producer shall promptly notify Cargill, Incorporated of any suit, proceeding, action or claim for which Cargill, Incorporated or CCSI may have liability pursuant to this Section 8(b).

(c) Neither Party makes any guarantee, warranty or representation, express or implied, with respect to any profit, or of any particular economic results from transactions hereunder. In no event shall either Party be liable to the other Party for punitive or exemplary damages or for indirect, special or consequential damages, including without limitation actual or alleged loss of profits, lost sales, loss of value of brands, tradenames, trademarks, service names or service marks. Furthermore, under no circumstances shall Cargill be liable for repayment of any debt of Producer (including without limitation any bank financing, tax-exempt bonds or trade debt incurred by Producer), or any failure by Producer to make any payment of principal, interest or premium on any such debt.

(d) Producer understands and agrees that Cargill makes no warranty respecting legal or regulatory requirements or risks. Producer shall obtain such legal and regulatory advice from third parties as it may deem necessary respecting the applicability of legal and regulatory requirements applicable to Producer’s business.

9. Insurance.

(a) During the term of this Master Agreement, Producer shall, at its own expense, carry in full force and effect those insurance policies more fully described herein:

(i) Commercial general liability insurance, written on “occurrence” policy forms, including coverage for premises/operations, products/completed operations, property damage, blanket contractual liability, sudden and accidental pollution for the premises and personal injury, with no exclusions for explosion, collapse and underground perils, subject to Section 9(c), no less than $20,000,000 for each occurrence and in the aggregate, except that the sudden and accidental pollution for the premises shall be subject to a sublimit of $1,000,000 either through this policy or by separate cover noted below. The commercial general liability policy shall also include a severability of interest clause and a cross liability clause in the event more than one entity is “named insured” under the liability policy. During construction, the limit may be met through a combination of the Owners and/or EPC Contractors coverage if the EPC Contractor adds Cargill as an addition insured on its insurance program.

(ii) Pollution liability insurance, including coverage for off-site clean-up, bodily injury and property damage, written on an occurrence or on a “claims made” form, with limits of no less than $1,000,000.

(iii) Automobile liability insurance, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage in accordance with statutory legal requirements, with combined single limits of, subject to Section 9(f), no less than $20,000,000 per accident with respect to bodily injury, property damage or death.

(iv) Workers compensation insurance to statutory limits and employer’s liability with a limit of, subject to Section 9(c), not less than $20,000,000 and such other forms of insurance which is required by law to provide for the project, providing statutory benefits and covering loss resulting from injury, sickness, disability or death of the employees of the Producer. To the extent applicable, insurance shall cover Jones Act, Longshore and Harbor Workers Act and Continental Shelf Land Act.

(v) “All risk” property insurance (including Builder’s Risk coverage during the course of construction of the Ethanol Facility), as such term is used in the insurance industry, insuring all real and personal property of the Ethanol Facility or Grain Facility as applicable, for an amount of not less than full replacement cost of the completed Ethanol Facility or the Grain Facility, as applicable. Such insurance shall include coverage for the following: flood, earthquake, comprehensive boiler and machinery coverage, business interruption and delay of opening during the course of construction, extra expense, expediting expense, debris removal, and demolition and increased cost of construction, as applicable. Sublimits are permitted as respects to the following: (i) debris removal, 25% of loss, (ii) expediting expense, $2,000,000, (iii) increased costs due to orders by law and demolition costs of undamaged portion due to enforcement of by law, $2,000,000 and (iv) such other coverages customarily sub-limited in reasonable amounts consistent with current industry practice with respect to similar risks and acceptable to the Cargill.

In the event all risk property coverage and the boiler and machinery coverage is not written in the same policy, each policy shall contain a joint loss agreement.

All such policies will have deductibles commensurate with industry practice.

(b) During the term of this Master Agreement, Cargill shall, at its own expense, carry in full force and effect those insurance policies more fully described herein:

(i) Commercial general liability insurance, written on “occurrence” policy forms, including coverage for premises/operations, products/completed operations, property damage, blanket contractual liability, sudden and accidental pollution for the premises and personal injury, with no exclusions for explosion, collapse and underground perils, subject to Section 9(c), no less than $20,000,000 for each occurrence and in the aggregate, except that the sudden and accidental pollution for the premises shall be subject to a sublimit of $1,000,000 either through this policy or by separate cover noted below. The commercial general liability policy shall also include a severability of interest clause and a cross liability clause in the event more than one entity is “named insured” under the liability policy.

(ii) Automobile liability insurance, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage in accordance with statutory legal requirements, with combined single limits of, subject to Section 9(c), no less than $20,000,000 per accident with respect to bodily injury, property damage or death.

(iii) Workers compensation insurance to statutory limits and employer’s liability with a limit of, subject to Section 9(c), not less than $20,000,000 and such other forms of insurance which is required by law to provide for the project, providing statutory benefits and covering loss resulting from injury, sickness, disability or death of the employees of the Cargill.

(c) Umbrella or excess liability insurance may be purchased in order to satisfy the limit requirements described in Sections 9(a)(i), 9(b)(i), 9(a)(iii), 9(b)(iii) and, with respect to employer’s liability, 9(a)(iv) and 9(b)(iv). If the policy or policies provided under this Section 9(c) contain(s) aggregate limits applying to other operations other than the Ethanol Facility or Grain Facility, as applicable, and such limits are diminished below $20,000,000 by any incident, occurrence, claim, settlement or judgment against such insurance which has caused the insurer to establish a reserve, Producer, after obtaining knowledge of such event shall inform Cargill, and within thirty (30) business days purchase an additional umbrella/excess liability insurance policy, or obtain a reinstatement of limits, to satisfy the requirements of Section 9(a)(i), 9(a)(iii) or 9(a)(iv).

(d) The insured shall provide the other Party with certificates of insurance evidencing the above coverages not later than thirty (30) days after the Effective Date. All policies shall contain a provision that will provide thirty (30) days’ prior written notice of cancellation or material reduction in coverage to the other Party. Except with respect to the All Risk Property insurance as it relates to the Grain Facility, each party and the Financing Parties will be added as an Additional Insured, the insurance will be primary on their favor and insurers will permit a waiver of subrogation against the other Party with respect to the policies in this Section 9, where legally allowed.

(e) Cargill shall have the right to (i) self insure with respect to any of the required insurance policies or coverages in such amounts as it deems appropriate, or (ii) use Cargill, Incorporated’s wholly-owned captive insurance company to insure part or all of the coverage required by this Section 9, subject to if, in the event self insurance or a captive is used, that Cargill will indemnify the Producer for any losses that would have been otherwise covered by the insurance.

10. Miscellaneous.

(a) Successors and Assigns.

All of the terms, covenants, and conditions of this Master Agreement shall be binding upon, and inure to the benefit of and be enforceable by the Parties and their respective successors, heirs, executors and permitted assigns. Except as provided herein, neither Party may assign its rights, duties or obligations under this Master Agreement or any one or more of the Goods and Services Agreements, to any other person or entity without the prior written consent of the other Party. Notwithstanding the foregoing, (i) upon written notice by Cargill, Cargill, Incorporated may assign its rights, duties and obligations under the Ethanol Agreement and/or the DG Agreement one or more of its Affiliates, provided that no such assignment will relieve Cargill, Incorporated of primary responsibility thereunder and (ii) provided that no default on the part of Producer hereunder is then existing, Producer may without Cargill’s consent (but upon prior written notice to Cargill), assign, pledge or otherwise encumber this Agreement, any other Goods and Services Agreement, the Access Agreement, the Rail Exchange Agreement or the Pre-Commercial Corn Agreement to any Financing Party as collateral security for the financing of the Ethanol Facility; provided however, no such assignment, pledge or encumbrance shall release Producer from its obligations hereunder, grant any additional notice or cure rights to any party, or otherwise affect Cargill’s rights and remedies hereunder. For the avoidance of doubt, Cargill consents to the Producer’s entering into the Consent, dated the date hereof, by and among Cargill, Producer and Deutsche Bank Trust Company Americas with respect to this Agreement and any other Goods and Services Agreements, the Access Agreement, the Rail Exchange Agreement and the Pre-Commercial Corn Agreement.

(b) Notices. All notices, requests, demands or other communications required or permitted to be given or made under this Master Agreement, the Goods and Services Agreement and the Confidentiality Agreement shall be in writing and delivered personally or sent by prepaid, first class, certified or registered air mail, return receipt requested, or by facsimile transmission with confirmation receipt to the intended recipient thereof at the address or facsimile number set forth below. Any such notice, demand, request or communication shall be deemed to have been duly given immediately if delivered personally or made by a confirmed facsimile, or five (5) days after mailing, and in proving the same it shall be sufficient to show that the envelope containing the notice, demand, request or communication was duly addressed, stamped and posted or that receipt of a facsimile was confirmed by the recipient. The addressees and facsimile numbers of the Parties:

To Cargill:	Cargill, Incorporated
Commercial Manager for Ethanol / 62
15407 McGinty Road West
Wayzata, MN 55391-2399
Fax: (952) 742-7440

With Copy to:	Cargill, Incorporated
AgHorizons Commercial Leader / 19
15407 McGinty Road West
Wayzata, MN 55391-2399
Fax: (952) 742-7313

With Copy to:	Cargill, Incorporated
Horizon Milling DG Marketing / 121
15407 McGinty Road West
Wayzata, MN 55391-2399
Fax: (952) 742-6999

With Copy to:	Cargill Direct
c/o Cargill, Incorporated – Attn: Clayton Weiby
15407 McGinty Road West, MS #20
Wayzata, MN 55391-2399
Fax: (952) 742-7242

With Copy to:	Cargill, Incorporated
Attn: Kathy Gerken, Contract Admin.
12700 Whitewater Dr.,
Minnetonka, MN 55343
Fax: (952) 984-3627

With Copy to:	Cargill, Incorporated
Law Department / 24
15407 McGinty Road West
Wayzata, MN 55391-2399
Attn: Sweeteners NA BU Attorney
Fax: (952) 742-6349

To Producer:	Buffalo Lake Energy, LLC
1625 Broadway, Suite 2400
Denver, CO 80202
Attn: Scott H. Pearce
Fax: (303) 626-8251

Either Party may, from time to time, furnish, in writing, to the other Party, notice of a change in the address and/or fax number(s) to which notices are to be given hereunder.

(c) Applicable Law. This Master Agreement, the Goods and Services Agreements and the Confidentiality Agreement shall be governed in all respects by the laws of the State of New York, except with respect to its choice of law provisions. In the performance of their respective duties and obligations under this Master Agreement and each of the Goods and Services Agreements, the Parties agree to comply with all applicable laws, regulations, orders, permits and licenses.

(d) Cover and Mitigation. Each Party shall have the obligation to use commercially reasonable efforts to mitigate damages associated with the default by any Party under this Master Agreement or any of the Goods and Services Agreements.

(e) Headings. The headings as to contents of particular sections of this Master Agreement, the Goods and Services Agreements and the Confidentiality Agreement are inserted for convenience and shall not be construed as part of this Master Agreement, the Goods and Services Agreements or the Confidentiality Agreement or as a limitation on the scope of any terms or provisions of this Master Agreement, the Goods and Services Agreements or the Confidentiality Agreement.

(f) Severability. In the event that any provision of this Master Agreement, the Goods and Services Agreements or the Confidentiality Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, either in whole or in part, this Master Agreement and the Goods and Services Agreements, as applicable, shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Master Agreement or applicable Goods and Services Agreement to either Party.

(g) No Third Party Beneficiaries. No provision of this Master Agreement, the Goods and Services Agreements or the Confidentiality Agreement is intended, or shall be construed, to be for the benefit of any third party.

(h) Entire Agreement; Amendment. This Master Agreement, the Goods and Services Agreements, and the Confidentiality Agreement, including all written appendices and/or amendments to such agreements, constitute the entire understanding and agreement between the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and/or agreements, written or oral, regarding the subject matter of this Master Agreement, the Goods and Services Agreements and the Confidentiality Agreement. No course of prior dealings between the Parties and no usage of trade, except where expressly incorporated by reference, shall be relevant or admissible to supplement, explain, or vary any of the terms of this Master Agreement, the Goods and Services Agreements or the Confidentiality Agreement. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Master

Agreement, the Goods and Services Agreements or the Confidentiality Agreement even though the accepting or acquiescing Party has knowledge of the nature of the performance and an opportunity to object. No appendices, amendments, modifications, additions, or writings of any kind relating to this Master Agreement, the Goods and Services Agreements, or the Confidentiality Agreement will be binding unless in writing and signed by a duly authorized officer of both Parties.

(i) Counterparts. This Master Agreement, each of the Goods and Services Agreements, and the Confidentiality Agreement may be executed in counterparts, each of which may be deemed an original but together shall constitute but one and the same instrument.

(j) Waiver. No failure on the part of any Party hereto to exercise, and no delay in exercising any right, power, or remedy under this Master Agreement, any Goods and Services Agreement, or the Confidentiality Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No express waiver or assent by any Party hereto to any breach of or default in any term or condition of this Master Agreement or of any Goods and Services Agreement or the Confidentiality Agreement shall constitute a waiver of or an assent to any succeeding breach of or default in the same or any other term or condition hereof.

(k) Interpretation. The Parties acknowledge and agree that (a) each Party and its counsel have reviewed the terms and conditions of this Master Agreement, the Goods and Services Agreements and the Confidentiality Agreement and have contributed to the revision of same, (b) the normal rule of construction which holds that any ambiguities are resolved against the drafting party, shall not be employed in the interpretation of this Master Agreement, the Goods and Services Agreements, and the Confidentiality Agreement and (c) the terms and provisions of this Master Agreement, the Goods and Services Agreements and the Confidentiality Agreement shall be constructed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Master Agreement, the Goods and Services Agreements or the Confidentiality Agreement.

Unless otherwise required by the context in which any term appears, in this Master Agreement and in each of the Goods and Services Agreements: (i) capitalized terms used shall have the meanings specified in Section 11; (ii) the singular shall include the plural and vice versa; (iii) references to “Sections,” “Schedules,” “Annexes,” “Appendices” or “Exhibits” (if any) shall be to sections, schedules, annexes, appendices or exhibits hereof, unless otherwise specified; (iv) all references to a particular Person in any capacity shall be deemed to refer also to such Person’s authorized agents, successors and permitted assigns in such capacity; (v) the words “herein,” “hereof” and “hereunder” shall refer to this Master Agreement as a whole and not to any particular section or subsection hereof; (f) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and shall not be construed to mean that the examples given are an exclusive list of the topics covered; (vi) all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America consistently applied; (vii) references to this Master Agreement shall include a reference to all appendices, annexes, schedules and exhibits hereto, as the same may be amended, modified, supplemented or replaced from time to time; (viii) references to any agreement, document or instrument shall be construed at a particular time to refer to such agreement, document or instrument as the same may be amended, modified, supplemented or replaced as of such time; (ix) the masculine shall include the feminine and neuter and vice versa; and (x) references to an applicable law or to legal requirements in general shall mean a reference to such applicable law or legal requirement as the same may be amended, modified, supplemented or restated and be in effect from time to time.

(l) Independent Contractors. The Parties to this Master Agreement, the Goods and Services Agreements and the Confidentiality Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the Parties, and neither Party shall make any representation to the contrary. Under no circumstances shall Cargill be liable for the debts or obligations of Producer (including without limitation any bank financing, tax-exempt bonds or trade debt incurred by Producer) or for the wages, salaries, or benefits of Producer’s employees, and Producer hereby agrees to indemnify, defend, and hold harmless Cargill from and against the same. Producer shall not be liable for the debts or obligations of Cargill or for the wages, salaries, or benefits of Cargill’s employees, and Cargill hereby agrees to indemnify and defend Producer from and against the same.

(m) Confidentiality. The terms of this Master Agreement and the Goods and Services Agreement are confidential and, except as required by law, shall not be disclosed by either Party without the prior written consent of the other Party, which shall not be unreasonably withheld; provided, however, that either Party may disclose the terms of this Master Agreement and the Goods and Services Agreements to its lenders, accountants, legal counsel, and/or potential investors (other than Cargill’s competitors, including without limitation its competitors in the grain origination, ethanol, natural gas, distillers grains and wet corn milling businesses) so long as the disclosing Party provides prior written notice to the other Party and the receiving Party signs a confidentiality agreement prohibiting further disclosure and limiting use of the information disclosed to the evaluation of the transaction contemplated in this Master Agreement. Further, the Parties are bound by the terms of the Confidentiality Agreement between the Parties of even date herewith, a copy of which is attached hereto, with respect to Confidential Information as defined therein.

(n) Time is of the Essence. Each Party acknowledges that time is of the essence and hereby agrees to use commercially reasonable efforts to implement this Master Agreement and the transactions contemplated hereby.

(o) Condition Precedent; No-Recourse. The effectiveness of this Master Agreement and the Goods and Services Agreements is conditioned upon the approval by Cargill of a “no-recourse” provision which must be included in the Financing Documents and the organizational documents (or other documents as reasonably determined by Cargill) of Producer and the entities that are related to Producer, including without limitation BioFuel Energy, LLC, BFE Operating Company, LLC, and Pioneer Trail Energy, LLC (the “Related Producer Entity”) (collectively, the “Project Entities”). Such no-recourse provision shall be in a form satisfactory to Cargill, shall be expressed to be binding upon each of the Financing Parties and the members of the Project Entities by such parties’ acceptance of a related note or debt instrument or by execution of a Financing Document or by execution of the organizational or other documents, as applicable, and shall include a statement generally to the effect that none of the Financing Parties and none of the members of the Project Entities shall have any recourse against Cargill or any of its affiliated companies and their respective officers, directors and employees for any act or omission of Producer, its officers or directors, including without limitation any failure by Producer to pay any obligation when due.

(p) Survival. The provisions of Sections 1(b), 5, 6, 7, 8, 10(b), 10(c), 10(d), 10(g), 10(h), 10(k), 10(l), 10(m), 10(p) and 11 shall survive the expiration or earlier termination of this Master Agreement.

(q) Audit Rights. Each Party shall have the right to request, but not more than once per quarter during the term of this Master Agreement, an independent certified public accountant selected by such Party to inspect and review, at the requesting Party’s sole expense, the records, documents and facilities (including, as applicable, the Ethanol Facility or Grain Facility) of the other Party that directly relate to and directly support this Master Agreement and the Goods and Services Agreements, to verify such Party’s compliance with the Master Agreement and the Goods and Services Agreements then in effect. Each Party shall have the right to request, but not more than once per year during the term of this Master Agreement, an independent certified public accountant selected by the requesting Party to inspect and audit, at the requesting Party’s sole expense, the records, documents and facilities (including the Ethanol Facility and Grain Facility) of the other Party that directly relate to and directly support the Master Agreement or Goods and Services Agreements to verify such Party’s compliance with the Master Agreement and the Goods and Services Agreements then in effect. Such inspections (i) shall be subject to the confidentiality requirements set forth in the Confidentiality Agreement between the Parties of even date herewith, the form of which is attached hereto, (ii) shall be conducted during normal business hours and in such a manner that does not unreasonably interfere with the relevant Party’s business operations, and (iii) shall not be unduly burdensome. The scope of any such inspections shall include any reasonable follow-up inspection that may be identified in the initial inspection as reasonably necessary to verify compliance with the Master Agreement and the Goods and Services Agreements then in effect. If any error is discovered during or as a result of such inspections in any statement rendered under any Goods and Services Agreement and such error is on the part of Cargill and results in a payment that is due to Producer, the amount due plus interest on such amount at the Default Rate shall be promptly paid to Producer by Cargill (or put in escrow pending resolution of any dispute pursuant to Section 6). If any error is discovered during or as a result of such inspections in any statement rendered under any Goods and Services Agreements and such error is on the part of Producer and results in a payment that is due to Cargill, the amount due plus interest on such amount at the Default Rate shall be promptly paid to Cargill by Producer (or put in escrow pending resolution of any dispute pursuant to Section 6). Producer and Cargill each covenant that it will maintain accurate and complete production and delivery records relating to the Goods and Services Agreements in a prudent and businesslike manner in accordance with sound commercial practices.

(r) Access Rights. Cargill and its independent contractors (and their respective employees and agents) shall have the right, but not the obligation, to access the Ethanol Facility from time to time during normal working hours, upon reasonable advance notice to Producer, and in a manner that does not unreasonably interfere with Producer’s business operations, for the purpose of inspecting the Ethanol Facility for compliance with Producer’s contractual obligations to Cargill, as set forth in this Master Agreement and the Goods and Services Agreements, including without limitation Producer’s obligation to produce ethanol in accordance with the specifications and other terms set forth in the Ethanol Agreement, and to produce Distillers Grains in accordance with the Specifications and other terms set forth in the DG Agreement.

11. Definitions.

(a) Definitions. As used in this Master Agreement and in the Goods and Services Agreements, the following capitalized terms have the meanings indicated:

“Access Agreement” means the agreement between Cargill, Incorporated and Producer permitting Producer certain limited rights of access to the Grain Facility in connection with the construction of the Ethanol Facility prior to Producer taking possession of the Grain Facility under the Grain Facility Lease, such agreement to be negotiated to the mutual satisfaction of the parties.

“Affiliate” means with respect to any entity, any other entity that directly or indirectly controls, is controlled by, or is under common control with that entity. For the purposes of this Master Agreement, “control” means (i) the direct or indirect ownership of more than fifty percent (50%) of the total voting securities of every class or other evidences of ownership interest of the entity, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity.

“Aggregate Exposure of Cargill” means, on any day of determination, an amount, if any, equal to the sum of the amounts which would be payable to Cargill if Cargill terminated the Corn Supply Agreement, the Corn Advisory Agreement, the NAESB Agreement, the Gas Supply Agreement, and the Risk Management Advisory Agreement, less amounts exclusively and irrevocably available to Cargill under letters of credit or cash deposits acceptable to Cargill, and plus the Related Project Exposure of Cargill. For clarification purposes, in calculating its Aggregate Exposure, Cargill may mark to market all open cash and futures positions.

“Business Day” means every day other than a Saturday, Sunday or any other day on which banks in the state of New York are permitted or required to remain closed.

“Confidentiality Agreement” has the meaning specified in Section 1(b).

“Corn Advisory Agreement” has the meaning specified in Section 1(a).

“Corn Supply Agreement” has the meaning specified in Section 1(a).

“Damages” means any and all losses, costs, damages, expenses, obligations, injuries, liabilities, insurance deductibles and excesses, claims, proceedings, actions, causes of action, demands, deficiencies, lawsuits, judgments or awards, fines, penalties and interest, including reasonable attorneys’ fees, but excluding any punitive, exemplary, indirect, special or consequential damages, including without limitation actual or alleged loss of profits, lost sales, loss of value of brands, tradenames, trademarks, service names or service marks.

“Default Rate” means an interest rate per annum equal to the lesser of (i) the interest rate per annum for large commercial loans as published in The Wall Street Journal, Midwest edition, as the “prime rate” (sometimes referred to as the “base rate”) from time to time (or, if more than one rate is published, the arithmetic mean of such rates), determined as of the date the obligation to pay interest arises, plus two hundred (200) basis points, and (ii) the maximum rate permitted by applicable law.

“DG Agreement” has the meaning specified in Section 1(a).

“EPC Contract” means the Agreement for Engineering, Procurement and Construction, dated as of June 9, 2006, between Producer and TIC - The Industrial Company Wyoming, Inc.

“Ethanol Agreement” has the meaning specified in Section 1(a).

“Ethanol Facility” has the meaning specified in the Corn Supply Agreement.

“Financing Documents” means any and all loan agreements, notes, indentures, security agreements, subordination agreements, mortgages, deeds of trust, participation agreements and other documents relating to the construction, interim, working capital and long-term financing of the Ethanol Facility and any refinancing thereof provided by the Financing Parties, including any and all modifications, extensions, renewals and replacements of any such financing or refinancing.

“Financing Parties” means any and all lenders, and any trustee or agent acting on their behalf, providing senior or subordinated construction, interim, working capital or long-term debt financing or refinancing to Producer or its Affiliates, the proceeds of which are applied in whole or in part to the financing of the Ethanol Facility.

“Force Majeure” has the meaning specified in Section 3(a).

“Gas Supply Agreement” has the meaning specified in Section 1(a).

“Goods and Services Agreements” has the meaning specified in Section 1(a).

“Goods” or “Services” means the goods and services to be provided under the Goods and Services Agreements.

“Grain Facility” has the meaning specified in the Corn Supply Agreement.

“Grain Facility Lease” means that certain Grain Facility Lease dated as of the date hereof by and between Cargill and Producer.

“Lien” means any mortgage, deed of trust, pledge, charge, security interest, easement or other lien or encumbrance.

“NAESB Agreement” has the meaning specified in Section 1(a).

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, limited liability company or any other entity of whatever nature.

“Pre-Commercial Corn Agreement” means the agreement between Cargill, Incorporated and Producer relating to the sale of corn other than Corn (as defined in the Corn Supply Agreement) from Cargill to Producer prior to the commencement of commercial operations of the Ethanol Facility, such agreement to be negotiated to the mutual satisfaction of the parties.

“Principal Documents” means, collectively, the Corn Supply Agreement, the Ethanol Agreement, and the DG Agreement.

“Project Entities” has the meaning specified in Section 10(o).

“Provisional Acceptance Date” means the date Provisional Acceptance is achieved under the EPC Contract.

“Rail Exchange Agreement” means the agreement between Cargill, Incorporated and Producer relating to use and exchange of railcars, such agreement to be negotiated to the mutual satisfaction of the parties.

“Related Goods and Services Agreements” means the Goods and Services Agreements as defined in the Wood River Master Agreement.

“Related Producer Entity” has the meaning specified in Section 10(o).

“Related Project Exposure of Cargill” means the Aggregate Exposure of Cargill as defined in the Wood River Master Agreement.

“Risk Advisory Agreement” has the meaning specified in Section 1(a).

“Wood River Master Agreement” means that certain Master Agreement dated as of the Effective Date by and among Cargill, Incorporated, CCSI, and Pioneer Trail Energy, LLC.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have each executed this Master Agreement on the date first above written.

Buffalo Lake Energy, LLC

By:	/s/ Scott H. Pearce

Its:	Authorized Representative

BFE Operating Company, LLC
By:	/s/ Scott H. Pearce

Its:	Authorized Representative

Cargill, Incorporated
By:	/s/ Dennis C. Inman

Its:	Vice President — Cargill, Inc.

Cargill Commodity Services Inc.
By:	/s/ Dennis C. Inman

Its:	President — Cargill Commodity Services, Inc.

Exhibit A

Confidentiality Agreement

This Confidentiality Agreement (“Agreement”), is made effective this _____ day of _______, 2006 (the “Effective Date”) by and between CARGILL, INCORPORATED, a Delaware corporation (“Cargill, Incorporated”), CARGILL COMMODITY SERVICES INC., a Delaware corporation (“CCSI”) (Cargill, Incorporated and CCSI are referred to collectively as “Cargill”), and BIOFUEL ENERGY, LLC, a Delaware limited liability company, BFE OPERATING COMPANY, LLC, a Delaware limited liability company, and BUFFALO LAKE ENERGY, LLC, a Delaware limited liability company (“Producer”), collectively referred to hereinafter as “Parties” or individually as a “Party.”

1. Purpose of this Agreement

The purpose of this Agreement is for the Parties to discuss matters relating to or in connection with the Master Agreement, including the Goods and Services Agreements appended thereto (the “Master Agreement”) entered into by the Parties dated _________, 2006 and the respective obligations of the Parties thereunder (“Purpose”), and to protect the confidential nature of such discussions. In order to facilitate discussions contemplated hereunder, Cargill may receive from, and provide to, Producer certain Confidential Information, as defined below. Each Party’s information is proprietary, secret, and confidential, and will be disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) on the following terms and conditions.

2. Definition of Confidential Information

“Confidential Information” shall mean any and all business, technical, and financial information related to the Purpose set forth above and disclosed by one Party to the other Party, either directly or indirectly. Confidential Information may include, by way of example, but without limitation, products, specifications, formulae, equipment, business strategies, customer lists, know-how, drawings, pricing information, inventions, ideas, and other information, or its potential use, that is owned by or in possession of Producer or Cargill.

Confidential Information shall not include that which: (a) is in the public domain prior to disclosure by Disclosing Party; (b) becomes part of the public domain, by publication or otherwise, through no unauthorized act or omission on the part of the Receiving Party; (c) is lawfully in the Receiving Party’s possession prior to disclosure by the Disclosing Party; or (d) is independently developed by an employee(s) of the Receiving Party with no access to the disclosed Confidential Information.

If Confidential Information is legally disclosed in confidence to the Receiving Party by a third party, then: (a) the Receiving Party shall have the right to use that portion of the above-mentioned Confidential Information so disclosed by the third party in connection with work done for that third party; and (b) such disclosure by that third party shall not place that portion of the above-mentioned Confidential Information in the public domain, and shall not relieve the Receiving Party of its obligations under this Agreement.

3. Obligations of Protection

Proper and appropriate steps shall be taken and maintained by the Receiving Party, at all times, to protect the Confidential Information received. Dissemination of Confidential Information shall be limited to employees or agents that are directly involved with discussions contemplated by this Agreement, and even then only to such extent as is necessary and essential. Notwithstanding the foregoing, Cargill may disseminate the Master Agreement, the Goods and

1

Services Agreements and ancillary transactional documents to its Affiliates and each of Cargill’s and its Affiliate’s respective employees and consultants who are not directly involved with the discussions contemplated by this Agreement. The Parties shall inform their employees and agents of the confidential nature of the information disclosed hereunder and cause all such employees and agents to abide by the terms of this Agreement.

In addition, each Party may disclose Confidential Information regarding the Ethanol Facility and the performance of the Master Agreement and Goods and Services Agreements, including the material terms thereof, to (i) financial institutions and other Persons providing or expressing bona fide interest in providing debt financing or refinancing, lease financing and/or other credit support to Producer in connection with the construction and operation of the Ethanol Facility, and to the agent or trustee of any of them, (ii) rating agencies, (iii) Persons to which offering statements or other disclosure documents associated with the private or public offering of debt securities by or on behalf of Producer are provided, (iv) Persons that are potential equity transferees or purchasers of the Ethanol Facility, and (v) board members and equity owners consistent with its internal governance practices; provided, however, that such Persons agree to bound by the terms hereof or otherwise agree to maintain the confidential nature of the information hereof in a manner reasonably acceptable to the Parties.

4. Obligations of Non-disclosure

The Receiving Party shall not disclose the Disclosing Party’s Confidential Information to any unauthorized party without prior express written consent of the Disclosing Party or unless required by law or court order. If a Party is required by law or court order to disclose Confidential Information of the other Party, they shall give the Disclosing Party prompt notice of such requirement so that an appropriate protective order or other relief may be sought.

5. Authorized Use and Ownership of Confidential Information

Confidential Information will be used only in connection with discussions contemplated by this Agreement; no other use will be made of it by the Receiving Party, it being recognized that both Parties have reserved all rights to their respective Confidential Information not expressly granted herein.

All documents containing Confidential Information and provided by the Disclosing Party shall remain the property of the Disclosing Party, and all such documents, and copies thereof, shall be returned or destroyed upon the request of the Disclosing Party. Documents prepared by the Receiving Party using Confidential Information of the Disclosing Party, or derived therefrom, shall be destroyed upon request of the Disclosing Party, confirmation of which shall be provided in writing. The Receiving Party, however, may keep one copy of any document requested to be returned or destroyed in the files of its legal department or outside counsel for record purposes only.

6. Term of Disclosure and Duration of Confidentiality

The period for disclosure of Confidential Information between the Parties under this Agreement shall be coterminous with the term of the Master Agreement. The obligations imposed by this Agreement, including but not limited to non-disclosure and non-use, however, shall endure for one (1) year from the expiration or earlier termination of the Master Agreement.

7. Ownership of Intellectual Property

This Agreement is not, and is not intended to be, for the development of or the conception of inventions. Should the Parties hereto choose to pursue such activities, the Parties hereby agree to draft a subsequent written agreement for such activities.

Except as expressly provided herein, no license or right is granted hereby to the

2

Receiving Party, by implication or otherwise, with respect to or under any patent application, patent, claims of patent or proprietary rights of the Disclosing Party.

8. General Provisions

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA (notwithstanding conflict of laws) and the Parties hereby submit to non-exclusive jurisdiction and venue in the state and federal courts of New York and Minnesota for purposes of interpretation, validity, and enforcement of the terms of this Agreement.

This Agreement shall not be assigned by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns.

Failure to enforce any provisions of this Agreement shall not constitute a waiver of any of the terms and conditions hereof.

No amendment, modification, or waiver of the terms of this Agreement shall be binding unless placed in writing and duly executed by the Parties’ authorized representatives.

The Parties, through their authorized representatives, hereby agree to the terms and conditions of this Confidentiality Agreement.

CARGILL, INCORPORATED
By:

Name:

Title:

Date:

CARGILL COMMODITY SERVICES INC.
By:

Name:

Title:

Date:

BIOFUEL ENERGY, LLC
By:

Name:

Title:

Date:

3

BFE OPERATING COMPANY, LLC
By:

Name:

Title:

Date:

BUFFALO LAKE ENERGY, LLC
By:

Name:

Title:

Date:

4